Execution Version

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), dated 28 December 2007, is entered into

BY AND BETWEEN

Mr. Manfred Knütel, Ch. Des Vignes-Perdues 15, CH-2022 Bevaix, and Mr. Hans-Peter Salvisberg, Schlossallee 9 ; CH 3280 Greng, (Switzerland) (the “Sellers”)

AND

MEAS Europe, a corporation existing under the laws of France, with its corporate seat at 105, Avenue du General-Eisenhower, BP 1036, 31023 Tolouse Cedex (the “Buyer”) and Measurement Specialties, Inc., a New Jersey (USA) corporation (“Guarantor”).

WITNESSETH

WHEREAS, the Sellers own 100% of the capital stock of Intersema Microsystems S.A., a corporation (société anonyme) established under the laws of Switzerland, with its corporate seat at 11, chemin des Chapons des Prés, 2022 Bevaix (Switzerland) (“IMSA”);

WHEREAS, IMSA owns 100% of the capital stock of Intersema Sensoric SA, a corporation (société anonyme) established under the laws of Switzerland, with its corporate seat at 11, chemin des Chapons des Prés, 2022 Bevaix (Switzerland) (“ISSA”);

WHEREAS, the Sellers are willing to sell, and the Buyer is willing to purchase all of the capital stock of IMSA on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, the parties agree as follows:

Article 1: DEFINITIONS

Terms expressed in capital letters in this Agreement are used as defined in this Article or elsewhere in the Agreement.

“Acknowledgements of Debt” shall have the meaning specified in Section 3.2 of this Agreement.

“Buyer” shall have the meaning specified at the beginning of this Agreement.

59250.000016 ATLANTA 704414v11
“Cash” shall have the meaning specified in Article 3, ingress, of this Agreement.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall have the meaning specified in Section 4.1 of this Agreement.

“Deemed Dividend Distribution” shall mean benefits (i) granted to a shareholder or a related party for which neither IMSA nor ISSA receives adequate compensation and (ii) which would not be granted to an independent third party on such terms and conditions.

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP and ISSA’s historical practices.

“Earn-Out” shall have the meaning specified in Section 3.3 of this Agreement.

“Excess Net Cash” shall mean eighty percent (80%) of the Net Cash of IMSA and ISSA, in excess of 1 (one) million CHF, as estimated in good faith by the parties no later than 3 (three) working days prior to the Closing Date. For the avoidance of doubt, if the Net Cash of IMSA and ISSA is eleven (11) million CHF, the Excess Net Cash shall equal eight (8) million CHF (80% of (11 million CHF-1 million CHF).

“Financial Statements” shall have the meaning specified in Section 5.6 of this Agreement.

“Fundamental Representations” shall mean any of the Sellers’ representations and warranties set forth in any of Sections 5.1 (Organization and Standing), 5.2 (Authority and Enforceability), 5.3 (No Conflict), 5.4 (Ownership of the Shares), and 5.5 (Ownership of the shares of ISSA) of this Agreement.

“GAAP” shall mean the accounting rules as per the Swiss Code of Obligations applied on a consistent basis.

“IMSA” shall have the meaning specified in the preamble.

“ISSA” shall have the meaning specified in the preamble.

“Net Cash” shall mean the sum of the cash of IMSA according to balance sheet line item no. 1020 and of ISSA according to balance sheet line items no. 1000, 1010, 1020, 1021, 1022, 1024, 1025, 1026, 1050, 1051 and 1052, plus the sum of the claims of ISSA according to balance sheet line items no. 14601 and 14602, all as per the Closing Date as estimated by the parties in good faith no later than 3 (three) working days prior to the Closing Date and all in CHF, converted, if need be, into CHF at the exchange rates as per the Closing Date as estimated by the parties in good faith no later than 3 (three) working days prior to the Closing Date.

“Ordinary Future Profits” shall mean profits derived from the current ordinary business activity of IMSA and ISSA after Closing, excluding extraordinary profits derived from (i) dissolution of hidden reserves and provisions existing as per December 31, 2006 due to conversion of Swiss GAAP to United States GAAP and (ii) dissolution of any other hidden reserves and provisions existing as per December 31, 2006.

“Purchase Price” shall mean all the purchase price elements specified in Article 3 of this Agreement.

“Sellers” shall have the meaning specified at the beginning of this Agreement.

“Shares” means 100% (one hundred percent) of the capital stock of IMSA.

“Signing Date” shall mean the date of the signing of this Agreement which is the date first above mentioned.

“Third Party Claims” shall have the meaning specified in Section 8.3 of this Agreement.

Article 2: SALE OF SHARES - TRANSFER OF OWNERSHIP

2.1 Sale of Shares. Upon the terms and subject to the conditions of this Agreement, the Sellers irrevocably undertake to sell to the Buyer, and the Buyer agrees to irrevocably buy from the Sellers upon the same terms and subject to the same conditions, the Shares.

2.2 Transfer of Ownership. Transfer of ownership in the Shares shall take place on the Closing Date. The Buyer shall have full ownership and enjoyment of the Shares as from the Closing Date with all rights associated thereto, including all dividend rights which shall be voted subsequently to the Closing Date.

Article 3: PURCHASE PRICE

The sale of the Shares is hereby agreed and accepted for a purchase price of 27 (twenty-seven) million CHF, plus Excess Net Cash (together the “Cash”), plus the Acknowledgements of Debt and, provided certain conditions are met, the Earn-Out. The Purchase Price shall be paid as follows:

3.1 Cash. The Buyer shall pay the Cash at Closing as specifically set forth in Exhibit N.

3.2 Acknowledgements of Debt. Each of the Sellers shall receive at Closing a 5 (five) million CHF acknowledgement of debt from the Buyer, payable, subject to Section 8.4 of this Agreement, in 4 (four) annual installments of 1.25 (one point twenty-five) million CHF to each of the Sellers, to the accounts designated by each of the Sellers) (the “Acknowledgements of Debt”). The Acknowledgements of Debt shall be substantially in the form attached hereto as Annex 1. The Acknowledgements of Debt shall bear interest on the outstanding principal at the rate of 4.5% (four point five percent) per annum, resulting in the payment to each of the Sellers of a 0.55 (zero point fifty-five) million CHF in interest over the duration of the Acknowledgement of Debt to each of the Sellers, to the accounts designated by each of the Sellers.

3.3 Earn-Out. Provided certain EBITDA thresholds as specified hereafter are achieved during the calendar year 2009, and subject to Section 8.4 of this Agreement, the Sellers shall receive up to an additional 20 (twenty) million CHF (the “Earn-Out”) according to the following terms.

(i)
The Sellers shall receive from the Buyer 100% (one hundred percent) of the Earn-Out (+i.e. 50% of the Earn-Out to each of the Sellers, to the accounts designated by each of the Sellers) if ISSA’s EBITDA for calendar year 2009 is greater than 7.5 (seven point five) million CHF.

(ii)	The Sellers shall not receive any of the Earn-Out from the Buyer if ISSA’s EBITDA for calendar year 2009 is less than 5.3 (five point three) million CHF.

(iii)
If ISSA generates EBITDA between 5.3 (five point three) and 7.5 (seven point five) million CHF, the Earn-Out shall be paid pro-rata (i.e. 50% of the pro-rated Earn-Out to each of the Sellers, to the accounts designated by each of the Sellers) (for example, if 2009 EBITDA is 6.4 (six point four) million CHF, Sellers shall receive from the Buyer 10 million CHF under the earn-out ((6.4-5.3)/(7.5-5.3) * 20).

Subject to Section 8.4 of this Agreement, the Earn-Out shall be paid within 15 (fifteen) days following the date of approval of the unaudited 2009 financial statements by the shareholders of ISSA which shall occur at the latest on March 31, 2010.

The Buyer shall use all commercially reasonable efforts to maximize ISSA’s EBITDA during the calendar year 2009. The Buyer shall in particular abstain from having charged to ISSA any management fees and, except as required by applicable law or tax rules or regulation, royalty payments, by related companies and any costs in excess of an amount that would be at arm’s length.

Article 4: CLOSING; TRANSACTIONS

4.1 Closing. The Closing shall be held on the date hereof (the “Closing Date”) at the offices of Walder Wyss & Partners, Zurich (Switzerland), or such other place and time as the parties hereto shall designate.

4.2 Closing Transactions and Deliveries. The Sellers and the Buyer hereby agree that, at the Closing, the following actions shall occur simultaneously:

(a) Purchase and Sale of the Shares. Upon the terms and conditions contained in this Agreement and in consideration of the Purchase Price, (i) the Sellers shall sell and transfer the Shares of IMSA to the Buyer and the Buyer shall purchase and accept the transfer of the Shares of IMSA.

(b) Delivery of the Shares. The Sellers shall (i) deliver the share certificates of IMSA representing all of the Shares duly endorsed in a manner legally sufficient, under applicable laws, to transfer to the Buyer the full ownership of, and good and valid title to, the Shares (ii) deliver IMSA's board resolution approving the transfer of all of the Shares to the Buyer in accordance with IMSA's articles of association, (iii) remit the shareholders’ registry of IMSA to the Buyer, (iv) execute the transfer of the Shares in the shareholders’ registry of IMSA, and (v) provide all documents and take all actions which are necessary to transfer good and valid title to the Shares to the Buyer and to accurately reflect ownership of the Shares in the shareholders’ registry of IMSA.

(c) Resignation of the Members of the Board of Directors of IMSA and ISSA. The Sellers shall deliver to the Buyer documents evidencing the resignation, effective as of the Closing Date, of the members of the board of directors of IMSA and of ISSA.

(d) Delivery of Release Certificate or Bank Cashier’s Check. The Buyer shall deliver to the Sellers the evidence of irrevocable wire transfers to the bank accounts designated by the Sellers no later than 3 (three) working days before the Closing Date representing the Buyer’s payment of the Cash in accordance with the provisions of Section 3.1 of this Agreement.

(e) Execution of the Acknowledgements of Debt. The Sellers and the Buyer shall execute the Acknowledgements of Debt.

(f) Employment Agreements. ISSA and the Sellers shall enter into the employment agreements substantially in the form attached hereto as Annex 2.

Article 5: REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers hereby represents and warrants to the Buyer as follows:

5.1 Organization and Standing of IMSA and ISSA. Each of IMSA and ISSA (i) are corporations duly incorporated, validly existing and in good standing under the Laws of Switzerland, (ii) have the requisite corporate power to carry on its business as now being conducted and to own or lease the properties it now owns or leases, and (iii) is duly qualified in good standing in each jurisdiction in which the conduct of its business requires such qualification.

5.2 Authority and Enforceability. The Sellers have full power, right and authority to execute this Agreement and to complete the transactions contemplated hereby. The Agreement has been duly executed by the Sellers and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms. Each decision taken by IMSA and ISSA since September 30, 2004 has been taken in accordance with the applicable provisions of the corporate charter of such companies. True and complete copies of the corporate charter and other constituent documents of IMSA and ISSA, of the amendments thereto and of all minutes of meetings of the shareholders or directors of IMSA and ISSA held since September 30, 2004 have been delivered to the Buyer. Neither IMSA nor ISSA has ever become insolvent or has been the subject of any bankruptcy, liquidation, or other procedure applicable to companies in difficulties such as detection and administration orders by a Commercial Court.

5.3 No Conflict. Neither the execution of this Agreement nor the execution of the transactions contemplated hereby will conflict with, result in any violation of, or constitute an infringement under (i) any provisions of the corporate charter of IMSA, (ii) any judgment or injunction of any court or administrative authority that is binding upon the Sellers, (iii) any law or regulation of Switzerland, its cantonal or administrative authorities, or any jurisdiction in which the Sellers are doing business, or (iv) any contract to which the Sellers, IMSA or ISSA are a party.

5.4 Ownership of the Shares. The Sellers are the owner of the records of the Shares and have good and marketable title to the Shares, free and clear of all liens, encumbrances, preemptive rights or claims of any kind of any third party. The Shares constitute 100% (one hundred percent) of the outstanding shares of capital stock of IMSA. To the best of the Sellers’ knowledge full title to the Shares will pass to the Buyer on the Closing Date, free and clear of all liens, encumbrances, preemptive rights or claims of any kind of any third party.

5.5 Ownership of the shares of ISSA. IMSA is the owner of the records of 100% (one hundred percent) of the shares of ISSA and has good and marketable title to the shares of ISSA, free and clear of all liens, encumbrances, preemptive rights or claims of any kind of any third party. The shares of ISSA held by IMSA constitute 100% (one hundred percent) of the outstanding shares of capital stock of ISSA.

5.6 Financial Statements. Exhibit A contains copies of (i) the audited balance sheet of IMSA and ISSA as of December 31, 2006, as of December 31, 2005, and as of December 31, 2004 together with the related profit and loss statements and the notes thereto for the fiscal years ending on such dates as specified, in each case audited by PWC PricewaterhouseCoopers AG, Neuchatel; and (ii) the unaudited balance sheet of IMSA and ISSA as at October 31, 2007 together with the related profit and loss statements and the notes thereto for the period starting on January 1, 2007 and ending on October 31, 2007 (collectively (i) and (ii), the “Financial Statements”).

The Financial Statements (i) have been prepared from, and are consistent with, the books and records of IMSA and of ISSA respectively, especially with regard to the provisions and reserves, and (ii) fairly represent, in accordance with Swiss GAAP, the financial position of IMSA and of ISSA as of their respective dates, and the related results of their operations for the financial periods ending on such dates.

5.7 Properties.

(a) Real Property. Exhibit B contains a true and complete list of all items of real property that IMSA and ISSA own and of all leases pursuant to which they occupy real property as tenants. Except as specifically set forth in Exhibit B, to the best of Sellers’ knowledge these properties have been constructed and operated in accordance with all applicable building codes and planning permissions, pollution control, safety and other laws and regulations of local governments and administrative authorities.

(b) Machinery and Equipment. Except as disclosed in Exhibit C all items of machinery and equipment actually used in the production are used by IMSA and ISSA for their intended purposes and are in good operating conditions and state of repair. They have been operated and are currently operated in accordance with all applicable laws and regulations.

(c) Intellectual Property Rights. Exhibit D contains a true and complete list of all registered patents, internet domain names and trademarks of IMSA and ISSA, all of which are valid and subsisting. Neither IMSA nor ISSA, has infringed or is currently infringing any intellectual property right of any third party.

(d) Stock and Inventories. Except as disclosed in Exhibit E all stock and inventories of products and work in process as reflected in the Financial Statements physically existed at the date of this Agreement and were properly valued in accordance with Swiss GAAP.

(e) Receivables. Except as disclosed in Exhibit F each account receivable contained in the Financial Statements or outstanding at the Closing Date is valid and existing, and arose or will have arisen in the ordinary course of IMSA’s or ISSA’s business. Except with respect to bad debt reserves as contained in the Financial Statements and except as disclosed in Exhibit F, each such account receivable is recoverable at its nominal value within customary deadlines, without requiring that any suit or administrative or judicial debt collection proceeding be launched against, any debtor.

5.8 Insurance. Exhibit G contains a true and complete list of all insurance policies presently providing coverage of the assets or operations of IMSA and ISSA. Each of these policies is in full force and effect. They have been adequate in scope and amount to cover all prudent and reasonably foreseeable risks which have arisen in the conduct of IMSA’s and ISSA’s business prior to the date of this Agreement. IMSA and ISSA are not in breach of their obligations with respect to the payment of any premium or to the execution of their other duties with respect to these policies and, to the best of the Sellers’ knowledge, no fact exists which would afford the basis for any such policy to be voided on account of any act, omission or non-disclosure on the part of IMSA and ISSA.

5.9 Authorizations. All material governmental licenses, authorizations, consents and approvals required for the operation of the business of IMSA and ISSA have been obtained and are in full force and effect. The business of IMSA and ISSA are and have been conducted in material compliance with the terms and conditions of all governmental licenses, authorizations, consents and approvals required for the operation of the business of IMSA and ISSA and in accordance with all applicable laws or regulations of any local government or administrative authority.

5.10 Taxes - Social Security. IMSA and ISSA have filed in due time all returns required by law in respect of all contributions or taxes, whether corporate income tax, customs, VAT, social security taxes, or any other tax, and each such return correctly reflects all information required to be reported thereon. All information provided in such returns, forms and declarations is true, complete and accurate in all material respects. Taxes attributable to IMSA and ISSA that were due and payable have been paid in due time. As of the date of this Agreement, IMSA and ISSA shall not have incurred any liability based on failure to pay taxes. There is no claim pending alleging that IMSA or ISSA has failed to pay any tax in due time and, to the best of the Sellers’ knowledge, no such claim is threatened. The Sellers do not know of any audit or investigation pending with respect to any liability of any of IMSA and ISSA for any tax.

5.11 Employees. IMSA’s and ISSA’s employment contracts conform to the applicable laws and collective bargaining agreements. IMSA and ISSA have fulfilled their funding obligations under all pension and benefit plans to which they have been required to contribute with respect to their employees.

5.12 Dispute. Except as listed in Exhibit H, there is no claim, legal action or arbitration by any party, including, but not limited to employees of IMSA and ISSA, pending or, to the best of the Sellers’ knowledge, threatened against IMSA and ISSA.

5.13 Contracts or other commitments. Except for the contracts listed in Exhibit I, IMSA and ISSA are not parties to any oral or written contract (i) that will continue for a period of more than 12 (twelve) months from the Closing Date without any possibility to give notice of termination without any adverse consequences as a result of such termination, or (ii) under which payments will be due by IMSA and ISSA in excess of CHF 50,000 (or the equivalent of this Agreement in any other currency), in aggregate, or (iii) that is not cancelable by IMSA and ISSA on notice of not longer than 90 (ninety) days and without liability, penalty or premium of any kind, or (iv) that is a loan or other financing agreement as borrower, lender, guarantor, grantor of security interest.

The contracts listed in Exhibit I, are valid, binding and in full force and effect, enforceable in accordance with their respective terms, and, to the best of the Sellers’ knowledge, all their provisions materially conform with any national or regional law, regulation or authorization. To the best of the Sellers’s knowledge, IMSA and ISSA are not in default under any contract to which they are parties nor does exist any event which, with the passage of time or giving of notice, would constitute any such default. The Sellers have no knowledge of any cancellation of, or threat to cancel, any contract to which IMSA and ISSA are parties or of any pending bankruptcy, insolvency or similar proceeding with respect to any party to any such contract.

Except as listed in Exhibit J, IMSA and ISSA have not made any commitment whatsoever to public, national or the cantonal authorities or agencies, labor organizations or any other party, relating to the amount of its investments or the number of its employees.

5.14 Environmental matters. Except as disclosed in Exhibit K, to the best of the Sellers’ knowledge, (i) IMSA and ISSA are conducting and have been conducting their business in material compliance with all applicable national or cantonal environmental laws and regulations, including but not limited to, laws and regulations relating to air and water pollution control and environmental waste, (ii) IMSA and ISSA have been issued with and operate in material compliance with all permits, certificates, licenses, approvals and other authorizations and registrations, if any, and have filed all notifications and reports relating to any chemical substance used in its business, air emissions, effluent discharges and any waste storage, treatment and disposal required in connection with the operation of its business, if any. There is no outstanding notice or violation, injunction, claim, suit or other proceeding, administrative, civil or criminal, pending or, to the best of Seller’s knowledge, threatened against IMSA and ISSA by any public regulatory or control entity, with respect to any alleged violation of any material environmental law or regulation, or with respect to any clean-up material, in connection with the conduct of its business. To the best of the Sellers’ knowledge all substances or wastes generated by IMSA and ISSA in the conduct of its business, which are subject to laws and regulations regarding their storage, treatment and disposal, if any, have been transported and stored in material compliance with such laws and regulations.

5.15 Conduct of Business. Except as disclosed in Exhibit L since December 31, 2006, IMSA and ISSA have not:

(a) incurred any liability or obligation, other than in the ordinary course of business;

(b) failed to pay or discharge any material liability or obligation when it became due and payable;

(c) sold, transferred or otherwise disposed of, mortgaged, pledged or subjected to lien or any other encumbrance any of their assets, whether tangible or intangible, or agreed to take any such action, except inventory items and other similar items in the ordinary course of business;

(d) incurred any additional commercial bank or similar loans or amended the terms of, or extended the time for payment of, any such existing loan, or made any loans, advances or guarantees to any person or equity, including without limitation salary advances to any director, employee or officer, or agreed to take any such action;

(e) suffered (i) any damage to or loss of assets used in their business, this damage or loss not being fully covered by insurance, which, individually, or on aggregate, have materially affected or are likely in the future to materially affect the financial condition, net worth or profitability of IMSA or ISSA, or (ii) any change in their business or financial condition, including, but not limited to, sales, costs or liabilities;

(f) increased the annual compensation, commissions or other benefits of any director, officer or employee other than in the ordinary course of business in line with past practices; or

(g) declared or made any dividend payment or any other payment or distribution to any shareholder, or redeemed or purchased or otherwise acquired any of their capital stock, or agreed to take any such action.

5.16 Customers. Exhibit O contains a forecast of future sales by ISSA and IMSA to its twenty (20) largest customers. This forecast was prepared by the Sellers to their best knowledge, it being understood that such forecasts are always forward-looking statements and thus always somewhat speculative.

5.17 Suppliers. Exhibit P contains a list of the ten (10) largest suppliers of raw materials for products of IMSA and ISSA for the twelve month period ending October 31, 2007. Except as disclosed in Exhibit P, in the last twelve (12) months, the Sellers have not received any written notice or have any actual knowledge that any such supplier intends to materially adversely modify its relationship with IMSA and ISSA (including, without limitation, material price increases or any material adverse modification to the availability of parts or materials).

No statement made or given by the Sellers in this Agreement and no statement contained in any Exhibit to this Agreement contains any untrue statement of a material fact or omits to state any fact necessary, in light of the circumstances, in order to make such statement not misleading.

Article 6: GUARANTIES OF THE BUYER

The Buyer guarantees to the Sellers as follows:

6.1 Organization and Standing. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of France.

6.2 Authority and Enforceability. The Buyer has full power, right and authority to execute this Agreement and to complete the transactions contemplated hereby. The Agreement has been duly executed by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

6.3 No Conflict. Neither the execution of this Agreement nor the execution of the transactions contemplated hereby will conflict with, result in any violation of, or constitute an infringement under (i) any provisions of the corporate charter of Buyer; (ii) any judgment or injunction of any court or administrative authority that is binding upon the Buyer, (iii) any law or regulation of Switzerland, its cantonal or administrative authorities, or any jurisdiction in which the Buyer is doing business, or (iv) any contract to which the Buyer is a party.

6.4 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental, judicial or regulatory agency or authority is required with respect to the Buyer in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated hereby.

Article 7: COVENANTS OF THE PARTIES RE: TAX MATTERS AND RELATED INDEMNIFICATION

7.1 Post-Closing Covenant of the Buyer. During a five-year period starting on the Closing Date, the Buyer covenants and agrees that:

(a) the Buyer shall not cause IMSA and ISSA to make any dividend payment or Deemed Dividend Distribution that would reduce distributable reserves/retained earnings existing according to those certain audited financial statements of IMSA and ISSA dated as of December 31, 2006;

(b) the Buyer shall not merge IMSA and ISSA or either IMSA and ISSA with the Buyer or a company related to the Buyer;

(c) the Buyer shall not create any security interest into the assets of IMSA and/or ISSA to secure loans to be used to finance the Purchase Price, provided, however, that Buyer shall be allowed to pledge the shares of IMSA or ISSA for such purpose or otherwise;

(d) the Buyer shall not grant any loan from IMSA or ISSA or any of their subsidiaries to the Buyer or any affiliate of the Buyer to be used to finance the Purchase Price;

(e) the Sellers acknowledge that there will be no other limitation on the distribution of Ordinary Future Profits than those listed in this Section 7.1.

7.2 Indemnification by Buyer. In the event of breach of Section 7.1 by Buyer, the Buyer shall indemnify Sellers as the case may be for any damage suffered by the Sellers as a result of Buyer breach of Section 7.1 of this Agreement.

Article 8: INDEMNIFICATION BY THE SELLERS

8.1 Indemnification Obligations. The Sellers shall be liable for, and shall indemnify the Buyer and hold them harmless for any and all damage suffered by the Buyer resulting from (i) any material breach, untruth or inaccuracy contained within and of the representations or warranties of the Sellers contained in this Agreement, (ii) the failure of the Sellers to comply with any of their obligations in this Agreement, and (iii) the failure of ISSA to transition to the new IS1030 integrated circuit in a manner necessary to avoid any interruption of ordinary course sales by ISSA of finished product (notwithstanding any disclosures in Exhibit M related to such transition), it being understood that there is no damage if and to the extent (A) the matter giving raise to the respective claim of the Buyer has been fully provided for in the Financial Statements, (B) IMSA, ISSA or the Buyer is entitled to and receives an insurance payment which fully covers such damage, or (C) to the extent such damage was increased by the Buyer’s failure to mitigate the damages.

8.2 Limitation of Indemnification Obligations. The Sellers shall have no obligation to indemnify the Buyer pursuant to Section 8.1 until the total damage exceeds 300,000 CHF. The obligations of the Sellers to indemnify the Buyer pursuant to Section 8.1, except with respect to Fundamental Representations, shall be limited to the lesser of (i) 15 (fifteen) million CHF or (ii) the sum of the Acknowledgements of Debt and Earn-Out, less the amount of the Acknowledgements of Debt and Earn-Out previously paid to the Sellers. The duration of the indemnification obligation of the Sellers shall be 2 (two) years from the Closing Date, with the exception of warranties and representations set forth in Sections 5.10 (Taxes-Social Security) and 5.14 (Environmental) of this Agreement in which case the duration of such obligation shall be 4 (four) years from the Closing Date. The Sellers shall not be released from their obligations under this Section 8 as a result of any knowledge that the Buyer has or may have of the situation, as a result, in particular, of any investigations made by the Buyer, its representatives and counsel except that the Sellers shall have no obligation to indemnify the Buyer pursuant to Section 8.1 if the matter giving raise to the respective claim of the Buyer has been fairly disclosed in Exhibit M, which exhibit shall include only specific detailed disclosures. The approval of the financial statements for the fiscal year 2007 by the shareholders meeting of IMSA and/or ISSA shall not constitute, and shall not be regarded as constituting, a limitation in any way or waiver of the Buyer's right under this Section 8.

8.3 Indemnification Procedure. The Buyer shall, at the latest after 30 business day after have learned of the relevant facts, provide the Sellers with notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Article 8 (collectively “Third Party Claims”), brought at any time following the Closing Date of this Agreement, and shall otherwise make available all relevant information material to the defense of any Third Party Claims. The Sellers shall have the right to elect to participate in the defence of any such Third Party Claim at their sole expense, and no claim shall be settled or compromised without the consent of the Sellers unless the Sellers shall have failed, after the lapse of a reasonable time, but in no event more than 30 (thirty) days, after receiving notice of such a Third Party Claim, to participate in the defence of the same. If the Sellers wishes, it may control the defence of such litigation, at its own expense, insofar as such a claim relates to the liability of the Sellers. The Buyer’s failure to give notice in time or to provide copies of documents or to furnish relevant data in connection with any Third Party Claim shall constitute a defense (in part or in whole) to any claim for indemnification for the Sellers, even if such failure shall not result in any prejudice to the Sellers.

Any indemnifiable claim that is not a Third Party Claim shall be asserted by written notice from the Buyer to the Sellers; any failure to give such notice will waive the rights of the Buyer even if the rights of the Sellers are not actually prejudiced.

8.4 Set-off. The Buyer shall have the right to set off against the amounts due under the Acknowledgements of Debt and the Earn-Out, any claim which the Buyer might have against the Sellers, including, but not limited to claims for breaches of the representations and warranties contained in this Agreement.

Article 9: MISCELLANEOUS

9.1 Amendment/Waivers. This Agreement may be amended only by the written agreement of the parties; any such written agreement shall specifically refer to this provision and the provision to be amended. Any provision of this Agreement may be waived only by an instrument in writing signed by the party or parties against whom or for which the enforcement of such waiver is sought, and such instrument shall specifically refer to this provision and the provision to be waived.

9.2 Entire Agreement. This Agreement and the Exhibits and Annexes hereto constitute the entire Agreement between the parties with respect to the subject matter of this Agreement and supersede any other agreement between any of the parties with respect to such subject matter.

9.3 Binding Effect/Assignment/Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any assignment of this Agreement or the rights hereunder by any of the parties without the prior written consent of the other parties shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties any rights or remedies by virtue of this Agreement.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland without regard to its conflict of laws principles.

9.5 Disputes. Any dispute, controversy or claim arising out of, or in connection with, this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be three. The seat of arbitration shall be in Geneva (Switzerland). The Arbitration shall be conducted in English.

9.6 Notices. Any notice or other communication under this Agreement shall be in writing and shall be delivered by hand, telecopied or sent by registered or certified mail, return receipt requested, addressed as follows:

If to the Sellers:

Manfred Knütel
Ch. Des Vignes-Perdues 15
CH-2022 Bevaix

Telecopier: +41 32 847 9568

Hans-Peter Salvisberg
Schlossallee 9
CH 3280 Greng

Telecopier: +41 32 847 9568

With a copy to:M. Vischer
Walder, Wyss & Partners
Seefeldstrasse 123
P.O. Box 1236
CH-8034 Zürich

Telecopier: ++41 44 498 98 99

If to the Buyer or the Guarantor:

c/o Measurement Specialties, Inc.
1000 Lucas Way
Hampton, VA 23666
Attention: Frank Guidone, CEO

Telecopier: +1 575-766-4347

With a copy to: Joseph B. Alexander, Jr., Esq.
Hunton & Williams LLP
Bank of America Plaza, Suite 4100
Atlanta, Georgia 30308-2216

Telecopier: +1 404-602-9004

Any such notice or communication shall be deemed to have been given when delivered (in the case of hand delivery), sent (in the case of telecopy) or received (in the case of registered mail).

9.7 Severability. If any provision in this Agreement is or becomes invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement will nevertheless remain in full effect so long as the economic or legal substance of the transactions contemplated by it is not affected in any material manner adverse to any of the parties. The parties shall nevertheless negotiate in good faith to replace any such invalid or unenforceable provision with a provision which so far as is reasonably possible leads to the same result.

9.8 Liability. The liability of the Sellers under this Agreement shall be several and not joint and several, in proportion to their shareholdings in IMSA.

9.9 Guarantee. In consideration of the Sellers entering into this Agreement, the Guarantor unconditionally and irrevocably guarantees to the Sellers pursuant to article 111 of the Swiss Code of Obligations the due and punctual performance and observance by the Buyer of all the Buyer’s obligations, and the punctual discharge by the Buyer of all the Buyer’s liabilities to the Sellers, arising under this Agreement. Payments by the Guarantor to the Sellers pursuant to this Section 9.9 solely with respect to the obligations of the Buyer under the Acknowledgements of Debt shall be suspended so long as a Default or Event of Default (as each such term is defined in the Credit Agreement referred to below) exists and is continuing under that certain Amended and Restated Credit Agreement, dated as of April 3, 2006, among General Electric Capital Corporation for itself, as a lender, and as agent for the lenders party thereto from time to time, Guarantor, as borrower, and certain of Guarantor’s affiliates and subsidiaries (as the same now exists and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Execution Version

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, where applicable, by their duly authorized respective representatives each as at the date first above written.

The Sellers:

Name: Mr. Manfred Knütel

Name: Mr. Hans-Peter Salvisberg

The Buyer:

MEAS Europe

By:

Name:

Title:

The Guarantor:

Measurement Specialties, Inc.

By:

Name:

Title:

ANNEXES

Annex 1	Acknowledgements of Debt

Annex 2	Employment Agreement

EXHIBITS

Exhibit A	Financial Statements

Exhibit B	Real Property

Exhibit C	Machinery and Equipment

Exhibit D	Intellectual Property

Exhibit E	Stock and Inventories

Exhibit F	Receivables

Exhibit G	Insurance

Exhibit H	Disputes

Exhibit I	Contracts

Exhibit J	IMSA’s Commitments

Exhibit K	Environmental Matters

Exhibit L	Conduct of Business

Exhibit M	Disclosures

Exhibit N	Payment of Cash

Exhibit O	Customers

Exhibit P	Suppliers

Acknowledgement of Debt

Dated as of December 28, 2007

The undersigned, MEAS Europe, a corporation existing under the laws of France, with its corporate seat at 105, avenue du Général Eisenhower, BP 1036, 31023 Toulouse, Cédex (hereinafter referred to as “Debtor”, acknowledges that it shall pay to Mr. Manfred Knütel, Ch. Des Vignes-Perdues 15, CH-2022 Bevaix (Switzerland) (hereinafter referred to as “Payee”), or order, at the address set forth below for notices to Payee or at such other place as payee may from time to time designate, the principal sum of five million (5,000,000) CHF, together with accrued interest thereon.

The entire principal balance of this Acknowledgement of Debt, together with all unpaid accrued interest thereon, shall be paid in 4 (four) annual installments of 1.25 (one point two five) million CHF on December 28, 2008, December 28, 2009, December 28, 2010 and December 28, 2011, respectively. The unpaid principal balance of this Acknowledgement of Debt shall bear interest from the date hereof at a rate of interest equal to four point five percent (4.5%) per annum. Interest chargeable hereunder shall be calculated on the basis of a three hundred sixty-five (365) day year for actual days elapsed.

Debtor may prepay all or part of the principal balance under this Acknowledgement of Debt, without premium or penalty provided, however, with each prepayment Debtor shall also pay the interest, if any, accrued on the principal amount being prepaid to the date of such prepayment.

All payments hereunder are to be applied first to the payment of accrued interest, if any, and the balance remaining applied to the payment of principal. All principal and interest, if any, due hereunder is payable in lawful money of Switzerland.

All amounts payable under this Acknowledgement of Debt may be made with set-off, deduction or counterclaim, as provided in Article 8.4 of the share purchase agreement dated as of the date of this Acknowledgement of Debt and entered into between and among the Debtor, the Payee and the other signatories thereto (hereinafter referred to as the “Share Purchase Agreement”).

Payments under this Acknowledgement of Debt shall be made on account opened in the name of the Payee as follows:

Beneficiary: Manfred Knütel, Bevaix
IBAN: CH3900290290404464.40R
Swift: UBSWCHZH80A
Bank name: UBS SA, Place Pury 5, CH-2001 Neuchâtel

The Debtor agrees not to assign this Acknowledgement of Debt or any of our obligations hereunder without the prior written consent of the Payee. The Payee may at any time assign its rights and transfer its obligations under this Acknowledgement of Debt to any person, provided and to the extent that such person (the assign) acknowledges and agrees, and cause its possible assigns to acknowledge and agree, that the Debtor shall have the right to make any payment due hereunder with set-off, deduction or counterclaim of any claim that the Debtor might have against the Payee or its assigns including, but not limited to claims for breaches of the representations and warranties contained in the Share Purchase Agreement. Any assignment which would not comply this clause, is null and void.

Payments by Debtor to Payee hereunder shall be suspended so long as a Default or Event of Default (as each such term is defined in the Credit Agreement referred to below) exists and is continuing under that certain Amended and Restated Credit Agreement, dated as of April 3, 2006, among General Electric Capital Corporation for itself, as a lender, and as agent for the lenders party thereto from time to time, Measurement Specialties, Inc., a New Jersey corporation, as borrower (“MSI”), and certain of MSI’s affiliates and subsidiaries (as the same now exists and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

IF, FIVE (5) DAYS AFTER WRITTEN NOTICE OF THE SAME, MAKER SHALL CONTINUE IN ITS FAILURE TO PAY INTEREST AND PRINCIPAL AS PROVIDED HEREUNDER, THEN THE UNPAID PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH INTEREST ACCRUED THEREON, SHALL THEREUPON BE IMMEDIATELY DUE AND PAYABLE AT THE OPTION OF THE PAYEE OR ITS PERMITTED ASSIGNS HEREOF..

All notices or demands required or permitted hereunder shall be in writing and shall be deemed given when actually delivered or on the third business day following the day on which the same shall have been mailed by registered or certified mail, postage prepaid, addressed as follows:

If to Debtor:
c/o Measurement Specialties, Inc.
1000 Lucas Way
Hampton, VA 23666
Attention: Frank Guidone, CEO
Telecopier: +1 575-766-4347

If to Payee:
Manfred Knütel
Ch. Des Vignes-Perdues 15
CH-2022 Bevaix

Telecopier: +41 32 847 9568

Either Debtor or Payee may change its respective address or addressee by giving notice of such change to the other party in the manner provided herein. For this purpose only, unless and until such written notice is actually received, the address and addressee specified for each party shall be deemed to continue in effect for all purposes.

This Acknowledgement of Debt and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the substantive laws of Switzerland. Any dispute, controversy or claim arising out of, or in connection with, this note shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be three. The seat of arbitration shall be in Geneva (Switzerland). The Arbitration shall be conducted in English.

No amendment, modification or supplement of any provision of this Acknowledgement of Debt shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party or its permitted assigns.

If any provision of this Acknowledgement of Debt, or the application thereof, shall, for any reason and to any extent, be held invalid, illegal or unenforceable, the remainder of this Acknowledgement of Debt shall be applied and interpreted so as to reasonably effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision by provision which will achieve, to the extent possible, the economic, business and other purposes of the void and unenforceable provision. In any case the remainder of this Agreement shall remain in full force and effect and shall not be affected thereby.

In witness whereof the undersigned has executed this Acknowledgement of Debt to be effective as of the date written above.

Debtor:

MEAS Europe

By:

Name:

Title:

Payee:

Mr. Manfred Knütel

Acknowledgement of Debt

Dated as of December 28, 2007

The undersigned, MEAS Europe, a corporation existing under the laws of France, with its corporate seat at 105, avenue du Général Eisenhower, BP 1036, 31023 Toulouse, Cédex (hereinafter referred to as “Debtor”, acknowledges that it shall pay to Mr. Hans-Peter Salvisberg, Schlossallee 9 ; CH 3280 Greng, (Switzerland) (hereinafter referred to as “Payee”), at the address set forth below for notices to Payee or at such other place as payee may from time to time designate, the principal sum of five million (5,000,000) CHF, together with accrued interest thereon.

The entire principal balance of this Acknowledgement of Debt, together with all unpaid accrued interest thereon, shall be paid in 4 (four) annual installments of 1.25 (one point two five) million CHF on December 28, 2008, December 28, 2009, December 28, 2010 and December 28, 2011, respectively. The unpaid principal balance of this Acknowledgement of Debt shall bear interest from the date hereof at a rate of interest equal to four point five percent (4.5%) per annum. Interest chargeable hereunder shall be calculated on the basis of a three hundred sixty-five (365) day year for actual days elapsed.

Debtor may prepay all or part of the principal balance under this Acknowledgement of Debt, without premium or penalty provided, however, with each prepayment Debtor shall also pay the interest, if any, accrued on the principal amount being prepaid to the date of such prepayment.

All payments hereunder are to be applied first to the payment of accrued interest, if any, and the balance remaining applied to the payment of principal. All principal and interest, if any, due hereunder is payable in lawful money of Switzerland.

All amounts payable under this Acknowledgement of Debt may be made with set-off, deduction or counterclaim, as provided in Article 8.4 of the share purchase agreement dated as of the date of this Acknowledgement of Debt and entered into between and among the Debtor, the Payee and the other signatories thereto (hereinafter referred to as the “Share Purchase Agreement”).

Payments under this Acknowledgement of Debt shall be made on account opened in the name of the Payee as follows:

Beneficiary: Hans Peter Salvisberg, Greng
IBAN: CH53 0844 0535 6133 0013 5
Swift: COOPCHBB
Bank name: Bank Coop, 35, Rue de Romont, 1700 Fribourg (Switzerland)

The Debtor agrees not to assign this Acknowledgement of Debt or any of our obligations hereunder without the prior written consent of the Payee. The Payee may at any time assign its rights and transfer its obligations under this Acknowledgement of Debt to any person, provided and to the extent that such person (the assign) acknowledges and agrees, and cause its possible assigns to acknowledge and agree, that the Debtor shall have the right to make any payment due hereunder with set-off, deduction or counterclaim of any claim that the Debtor might have against the Payee or its assigns including, but not limited to claims for breaches of the representations and warranties contained in the Share Purchase Agreement. Any assignment which would not comply this clause, is null and void.

Payments by Debtor to Payee hereunder shall be suspended so long as a Default or Event of Default (as each such term is defined in the Credit Agreement referred to below) exists and is continuing under that certain Amended and Restated Credit Agreement, dated as of April 3, 2006, among General Electric Capital Corporation for itself, as a lender, and as agent for the lenders party thereto from time to time, Measurement Specialties, Inc., a New Jersey corporation, as borrower (“MSI”), and certain of MSI’s affiliates and subsidiaries (as the same now exists and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

IF, FIVE (5) DAYS AFTER WRITTEN NOTICE OF THE SAME, MAKER SHALL CONTINUE IN ITS FAILURE TO PAY INTEREST AND PRINCIPAL AS PROVIDED HEREUNDER, THEN THE UNPAID PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH INTEREST ACCRUED THEREON, SHALL THEREUPON BE IMMEDIATELY DUE AND PAYABLE AT THE OPTION OF THE PAYEE OR ITS PERMITTED ASSIGNS HEREOF..

All notices or demands required or permitted hereunder shall be in writing and shall be deemed given when actually delivered or on the third business day following the day on which the same shall have been mailed by registered or certified mail, postage prepaid, addressed as follows:

If to Debtor:
c/o Measurement Specialties, Inc.
1000 Lucas Way
Hampton, VA 23666
Attention: Frank Guidone, CEO
Telecopier: +1 575-766-4347

If to Payee:
Hans-Peter Salvisberg
Schlossallee 9
CH 3280 Greng

Telecopier: +41 32 847 9568

Either Debtor or Payee may change its respective address or addressee by giving notice of such change to the other party in the manner provided herein. For this purpose only, unless and until such written notice is actually received, the address and addressee specified for each party shall be deemed to continue in effect for all purposes.

This Acknowledgement of Debt and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the substantive laws of Switzerland. Any dispute, controversy or claim arising out of, or in connection with, this note shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be three. The seat of arbitration shall be in Geneva (Switzerland). The Arbitration shall be conducted in English.

No amendment, modification or supplement of any provision of this Acknowledgement of Debt shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party or its permitted assigns.

If any provision of this Acknowledgement of Debt, or the application thereof, shall, for any reason and to any extent, be held invalid, illegal or unenforceable, the remainder of this Acknowledgement of Debt shall be applied and interpreted so as to reasonably effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision by provision which will achieve, to the extent possible, the economic, business and other purposes of the void and unenforceable provision. In any case the remainder of this Agreement shall remain in full force and effect and shall not be affected thereby.

In witness whereof the undersigned has executed this Acknowledgement of Debt to be effective as of the date written above.

Debtor:

MEAS Europe

By:

Name:

Title:

Payee:

Mr. Hans-Peter Salvisberg

Execution Version

INTERSEMA SENSORIC SA

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

between

INTERSEMA SENSORIC SA	Employer
Chemin Chapons-des-Prés 11
Bevaix, Neuchâtel Switzerland

and

Mr. Manfred Knütel	Employee
Ch. Des Vignes-Perdues 15, CH-2022 Bevaix (Switzerland)

The Employer and the Employee are also referred to as “Party” or “Parties”.

TABLE OF CONTENTS

I.	Beginning of Employment	25
II.	Position	25
A.	Function	25
B.	Duties and Responsibilities	25
III.	Place of Work	25
IV.	Compensation	25
A.	Base Salary	25
B.	Bonus	25
C.	Acknowledgements of the Employee	25
a)	Nature of Additional Payments	25
b)	Conditionality	25
D.	No other Compensation	25
E.	Deductions	25
V.	Expenses	25
VI.	Company Car	25
VII.	TERM and Termination	25
A.	Term	25
B.	Termination for Valid Reasons	25
VIII.	Working Time	25
IX.	Vacation	25
X.	Holidays and Compelling Absence	25
A.	Holidays	25
B.	Compelling Absences	25
XI.	Illness, Accident and Death	25
A.	Medical Certificate	25
B.	Daily Allowance Insurance	25
C.	Occupational and Non-occupational Accidents	25
XII.	Intellectual Property Rights	25
XIII.	Data Protection and Privacy	25
XIV.	Non-Competition and Non-Solicitation	25
XV.	Confidentiality	25
XVI.	Miscelleanous	25
A.	Entire Agreement	25
B.	Severability	25
C.	Amendments	25
D.	Governing Law and Jurisdiction	25
E.	Execution	25
F.	Waiver	25
G.	Survival	25

EMPLOYMENT AGREEMENT

Article 10: BEGINNING OF EMPLOYMENT

The employment of the Employee (the “Employment”) starts on 28 December 2007 (the “Commencement Date”).

Article 11: POSITION

11.1	Function

The Employee shall assume the function as General Manager of Operations and Research and Development.

11.2	Duties and Responsibilities

It is understood that the duties and responsibilities arising out of the above function includes all tasks customarily or reasonably incidental to such function and those expressly mentioned in this Employment Agreement.

Upon consultation with the Employee, the Employer may assign to the Employee any additional or new duties or responsibilities as deemed reasonable or appropriate by the Employer in the course and fulfilment of its business.

The Employee shall carefully perform all work assigned to the Employee, and loyally safeguard the Employer’s legitimate interests.

The Employee is not entitled to work for any third party or to engage in any gainful employment without the written approval of the Employer.

Article 12: PLACE OF WORK

The Employee’s principal place of work shall presently be in Bevaix, Neuchâtel (Switzerland) at the main office of the Employer. The Employer may request the Employee to travel in the course of the Employment in order to perform his obligations and duties under the Employment Agreement, but such travel shall be limited and reasonably agreed among the Employer and the Employee in advance.

Article 13: COMPENSATION

13.1	Base Salary

The Employee shall receive an annual base salary of CHF 185,000 gross (the “Base Salary”), payable in twelve monthly instalments at the end of the month, plus any mandatory contributions for family and children allowances.

13.2	Bonus

The Employee shall be entitled to a discretionary bonus payment of up to twenty percent (20%) of the Base Salary (the “Bonus”) in accordance with the Employer’s bonus plan (the “Bonus Plan”) as amended from time to time by the Employer. The goals for the Bonus shall be established and mutually agreed to by the Employer and the Employee at the beginning of each fiscal year.

13.3	Acknowledgements of the Employee

(a)	Nature of Additional Payments

The Employee acknowledges and agrees that any entitlements granted and payments made in addition to the Base Salary, including, but not limited to any bonuses, participations, or gratuities of the Employer or another group company (the “Additional Payments”) are not part of the salary legally or contractually owed by the Employer and are made at full discretion of the Employer or the company granting such bonus, participation or gratuity, respectively. Any Additional Payments shall not create any obligation of the Employer or other group company to make such Additional Payments in future and shall not create any right or entitlement of the Employee to such Additional Payments in future even if paid over consecutive years and without express reservation.

(b)	Conditionality

Any Additional Payments, if any, are subject to the condition that no notice of termination has been given under this Employment Agreement by the later of the end of the respective calendar year. In case of a termination of the Employment Agreement by the Employer, this condition is deemed to be fulfilled except where the termination was made by the Employer for cause (not limited to valid reasons entitling the Employer to a termination without notice pursuant to article 337 Swiss Code of Obligations). Further conditions may be defined in the respective documents governing such Additional Payments.

13.4	No other Compensation

The Employee acknowledges and agrees that he shall not be entitled to receive any other compensation or benefit of any nature from the Employer except as expressly provided for in this Employment Agreement.

13.5	Deductions

From the salary (as defined by the applicable laws and regulations, which may include bonuses, allowances, participations and other benefits in addition to the Base Salary) any portions of Employee’s social security contributions (AHV (Old-age and surviving dependents insurance)/IV (Disability insurance)/EO (Wage compensation), ALV (Unemployment insurance), UV (Accidence insurance), premiums to pension schemes (cp. Regulations of the pension fund) and withholding taxes, if any, will be deducted and withheld by the Employer from the payments made to the Employee.

Article 14: EXPENSES

The Employee shall be entitled to reimbursement by the Employer of out-of-pocket business expenses (including mobile phone expenses) reasonably incurred by the Employee during the Employment in the performance of the Employee’s duties under this Employment Agreement, including expenses which may be charged to a company credit card, subject to (i) the submission of relevant vouchers and receipts and (ii) the compliance with the reimbursement policies of the Employer possibly established and amended from time to time. The Employee shall further be entitled to reimbursement by the Employer of out-of-pocket business expenses by the Employee during the Employment in the performance of the Employee’s duties under this Employment Agreement, absent submission of relevant vouchers and receipts, at a fixed rate of CHF 15,000 per year.

Article 15: COMPANY CAR

Throughout the course of this Employment the Employee shall be entitled to use the existing company car (BMW X5) free of charge. The Employee is entitled to use the car for private or business purposes. The Employee shall be reimbursed for petrol expenses for business as well as for private journeys. However, the reimbursement is subject to the submission of relevant vouchers and receipts. The conclusion and the expenses for the comprehensive cover insurance, the motor vehicle tax, maintenance, tires, vignette will be paid by the Employer.

Article 16: TERM AND TERMINATION

16.1	Term

The Employment shall be of a definite time (the “Employment Period”) commencing on the Commencement Date and ending on the date that is two (2) years after the Commencement Date.

16.2	Termination for Valid Reasons

The Employment Agreement may be terminated by either Party for valid reasons pursuant to Article 337 of the Swiss Code of Obligations at any time.

Article 17: WORKING TIME

The weekly working hours for the Employee are at least 40 hours per week.

The Employee shall work extra hours and overtime, if required and to the extent such work can reasonably be expected in good faith.

The Base Salary as defined in Section 13.1 hereunder includes any and all remuneration for such overtime, and the Employee shall have no entitlement to additional compensation for such overtime, whether in cash nor in kind.

Article 18: VACATION

The Employee is entitled to twenty-five (25) business days of vacation per calendar year.

The Employer has the right to determine when the Employee shall take vacation. However, the Employer shall take the Employees requests in due consideration. If the Employee requests to take vacation he shall reasonably prior to the intended vacation inform the responsible executive. In any event the Employee shall provide for suitable internal representation and he shall care for the ongoing service of important affairs during his vacation.

The vacation entitlement is based on one complete calendar year. For the year in which the Employment relationship begins or ends, the vacation entitlement is calculated pro rata temporis. The Employee shall not be entitled to retain unused vacation days in excess of an aggregate of (25) business days of vacation.

Article 19: HOLIDAYS AND COMPELLING ABSENCE

19.1	Holidays

On federal and cantonal Holidays the Employee is not obliged to work.

19.2	Compelling Absences

To the extent necessary or required, Employees are eligible to take time off for compelling reasons (as specified below).

Compelling Absences include, but are not limited to, the following events for which the time off as set forth below apply (stated in business days):

•	Marriage of Employee:	2 days

•	Attendance of wedding of a family member or close relative:	1 day

•	Birth of Employee’s child:	2 days

•	Death or illness of:

•	close family member or person living in the same household:	3 days

•	other family member:	2 day

•	close relative or friend:	1 day

•	Moving:	1 day

•	Medical or dental care:	as required

•	Public duties:	as required

Compelling Absences do not constitute a ground for a deduction of the Employees’ entitlements to the Base Salary or vacation, unless the absence exceeds the time period as set forth above.

Article 20: ILLNESS, ACCIDENT AND DEATH

20.1	Medical Certificate

If the Employee’s absence exceeds five business days, the Employee shall, as soon as practicable furnish a medical certificate. However, the Employer reserves the right to demand for a medical certificate in case of any absence, irrespective of the length of the absence. The Employer is entitled to ask the Employee to consult a medical examiner at the Employer’s expense.

20.2	Daily Allowance Insurance

If an Employee is prevented from performing the Employee’s duties arising out of or relating to the Employment due to illness (not deliberately self-inflicted by the Employee) or due to an accident (not deliberately self-inflicted by the Employee), then the Employer will continue to pay the base salary pursuant to the collective daily allowance insurance (Taggeldversicherung) of the Employer, provided that the conditions of the collective daily allowance insurance are being met and that the Employee complies with the conditions of the collective daily allowance insurance and with the directives of the Employer. In principle, the daily allowance insurance provides for the following coverage:

90% of the Base Salary during up to 730 days after a waiting period of 30 days.

During the waiting period of 30 days 100% of the Base Salary according to Section 13.1 is paid to the Employee.

The insurance premium for the daily allowance insurance is paid one half each by the Employer and the Employee.

20.3	Occupational and Non-occupational Accidents

During the Employment the Employee is insured for occupational and non-occupational accidents. Premiums for occupational accident insurance and occupational sickness insurance are paid by the Employer. Premiums for non-occupational accident insurance are paid by the Employee.

90% of the Base Salary is paid after a waiting period of 30 days.

During the waiting period of 30 days 100% of the Base Salary according to Section 13.1 is paid to the Employee.

Article 21: INTELLECTUAL PROPERTY RIGHTS

The Employer is entitled to all work results and all intellectual property created by the Employee in the course of or in connection with the employment (notwithstanding whether in pursuance or fulfilment of a contractual duty or not, whether individually or with the assistance of any other individual or entity), and all such work results, intellectual property and related rights vest irrevocably in the Employer. This transfer and assignment of work results, intellectual property and related rights is worldwide, unlimited in time, unrestricted in scope and encompasses all rights and exploitations, whether currently known or arising in the future. To the extent certain jurisdictions do not provide for the assignability of work results or intellectual property and related rights, the Employee grants to the Employer a worldwide, irrevocable, exclusive, transferable and sublicensable, royalty-free, unlimited and unrestricted license to use, modify, develop and exploit such work results, intellectual property and related rights, including the right to sub-license, is hereby granted by the Employee to the Employer. Compensation for the transfer of these Intellectual Property Rights or their licensing, respectively, is included in the Base Salary according to Section 13.1.

To the extent permitted by law, the Employee agrees no to put forward any claim regarding possible moral rights in connection with any work under this section. The Employee acknowledges that the Base Salary includes reasonable compensation for the fact that the inventions and intellectual property rights referred to above will vest in the Employer by operation of law or transfer by the Employee of such rights.

The Employee will, upon first demand of the Employer, execute any documents, declarations, deeds of assignment or similar as may be requested by the Employer for evidence or perfection of the above transfer and assignment.

Article 22: DATA PROTECTION AND PRIVACY

The Employer will comply with the Swiss Data Protection Act. The Employer will only collect personal data of the Employee insofar as necessary for the execution and performance of the Employment and the obligations resulting therefrom or if required to do so by law.

The Employee herewith agrees that personal data may be transferred to affiliated companies of the Employer and further third parties within and outside of Switzerland if such transfer is required in connection with the Employment, the execution of the Employment Agreement, the performance of any obligations resulting from the Employment, the work organization of the Employer or otherwise required by Swiss law or the laws of any other relevant jurisdiction. The Employer shall ensure that personal data will be secured against unauthorized access if a transfer is contemplated. The Employee has the right to withdraw his consent at any time.

Article 23: NON-COMPETITION AND NON-SOLICITATION

The Employee agrees that during the Employment Period and for a period of two years after termination of the Employment Period (the “Restricted Period”) he will not directly, indirectly, once, occasionally or professionally, under his name or under a third party name, on behalf of his own or on behalf of third parties compete with the Employer within the scope of its business. The Employee furthermore agrees that he will not participate in any way in any enterprise competing with the Employer, and he also agrees not to found or assist any business being active in the same line of business as the Employer. This non-compete undertaking shall be effective for the whole territory of the business activities of the Employer and each of its group companies during the Employment and at the moment of termination of the Employment.

During Restricted Period the Employee shall abstain from, directly or indirectly via any company owned or controlled by the Employee, enticing away, soliciting or interfering with (i) any personnel from the Employer or (ii) any person who is or was a client of the Employer.

In the event the Employee breaches any of the obligations pursuant to this Section Article 23: a penalty of CHF 30,000 shall be owed by the Employee to the Employer for any such breach. However, the payment of the penalty does not release the Employee from further complying with the respective obligation. In addition, the Employer reserves the right to claim compensation for damages as well as the right to the remedy of specific performance.

Article 24: CONFIDENTIALITY

The Employee will have access to confidential and proprietary information relating to the business and operations of the Employer and their clients. Such confidential and proprietary information constitutes a unique and valuable asset of the Employer and their acquisition required great time and expense. The disclosure or any other use of such confidential or proprietary information, other than for the sole benefit of the Employer, would be wrongful and would cause irreparable harm to the Employer or other group companies.

The Employee is under a strict duty to keep all confidential and proprietary information strictly and permanently confidential and, accordingly, shall not during the Employment or after termination of the Employment directly or indirectly use for any purpose other than for the sole benefit of the Employer, or disclose or permit to be disclosed to any third person or entity, any confidential or proprietary information without first obtaining the written consent of the responsible executive and the party concerned, if applicable, except if required to do so by law.

The Employee may not make any statement to the media related to confidential information, as far as he is not authorized to do so by the responsible executive.

Upon termination of this Employment Agreement for any reason, the Employee shall return to the Employer all files and any company documents concerning the business of the Employer in his possession or open to his access, including all designs, customer and price lists, printed material, documents, sketches, notes, drafts as well as copies thereof, regardless whether or not the same are originally furnished by the Employer.

The Employer reserves the right to the remedy of specific performance of the Employee’s obligations in addition to any damages.

Article 25: MISCELLEANOUS

25.1	Entire Agreement

This Employment Agreement constitutes the complete Employment Agreement between the Parties regarding its subject matter and supersedes all prior oral and/or written agreements, representations and/or communications, concerning the subject matter hereof.

25.2	Severability

If any provision of this Employment Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to this Employment Agreement to the fullest extent possible. In any event, all other provisions of this Employment Agreement shall remain valid and enforceable to the fullest extent possible.

25.3	Amendments

Any amendments or supplementation of this Employment Agreement shall require written form. The written form may be dispensed only in writing.

25.4	Governing Law and Jurisdiction

This Employment Agreement shall be construed in accordance with and governed by Swiss law (without giving effect to the principles of conflicts of law).

Any dispute, controversy or claim arising out of or in connection with this Employment Agreement, including the validity, invalidity, breach or termination thereof, and including tort claims, shall be exclusively submitted to and determined by the courts of Neuchâtel, Switzerland, without prejudice to a possible appeal to the Swiss Federal Tribunal.

25.5	Execution

The Parties have duly executed this Agreement in two originals.

25.6	Waiver

The waiver by either Party of any breach of this Agreement by the other Party shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

25.7	Survival

Sections XII through XV, inclusive, shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of this Agreement or the Employment Period.

[Signature Page Follows]

Signatures

Intersema Sensoric SA (Employer)

Place, date	[name]
[title]

Place, date	[name]
[title]

Mr. Manfred Knütel (Employee)

Place, date	Mr. Manfred Knütel

Execution Version

INTERSEMA SENSORIC SA

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

between

INTERSEMA SENSORIC SA	Employer
Chemin Chapons-des-Prés 11
Bevaix, Neuchâtel Switzerland

and

Mr. Hans-Peter Salvisberg	Employee
Schlossallee 9 ; CH 3280 Greng (Switzerland)

The Employer and the Employee are also referred to as “Party” or “Parties”.

TABLE OF CONTENTS

I.	Beginning of Employment	27
II.	Position	27
A.	Function	27
B.	Duties and Responsibilities	27
III.	Place of Work	27
IV.	Compensation	27
A.	Base Salary	27
B.	Bonus	28
C.	Acknowledgements of the Employee	28
a)	Nature of Additional Payments	28
b)	Conditionality	28
D.	No other Compensation	28
E.	Deductions	29
V.	Expenses	29
VI.	Company Car	29
VII.	TERM and Termination	30
A.	Term	30
B.	Termination for Valid Reasons	30
VIII.	Working Time	30
IX.	Vacation	30
X.	Holidays and Compelling Absence	31
A.	Holidays	31
B.	Compelling Absences	31
XI.	Illness, Accident and Death	31
A.	Medical Certificate	31
B.	Daily Allowance Insurance	32
C.	Occupational and Non-occupational Accidents	32
XII.	Intellectual Property Rights	32
XIII.	Data Protection and Privacy	33
XIV.	Non-Competition and Non-Solicitation	33
XV.	Confidentiality	34
XVI.	Miscelleanous	35
A.	Entire Agreement	35
B.	Severability	35
C.	Amendments	35
D.	Governing Law and Jurisdiction	35
E.	Execution	36
F.	Waiver	36
G.	Survival	36

EMPLOYMENT AGREEMENT

Article 26: BEGINNING OF EMPLOYMENT

The employment of the Employee (the “Employment”) starts on 28 December 2007 (the “Commencement Date”).

Article 27: POSITION

27.1	Function

The Employee shall assume the function as General Manager Administration.

27.2	Duties and Responsibilities

It is understood that the duties and responsibilities arising out of the above function includes all tasks customarily or reasonably incidental to such function and those expressly mentioned in this Employment Agreement.

Upon consultation with the Employee, the Employer may assign to the Employee any additional or new duties or responsibilities as deemed reasonable or appropriate by the Employer in the course and fulfilment of its business.

The Employee shall carefully perform all work assigned to the Employee, and loyally safeguard the Employer’s legitimate interests.

The Employee is not entitled to work for any third party or to engage in any gainful employment without the written approval of the Employer.

Article 28: PLACE OF WORK

The Employee’s principal place of work shall presently be in Bevaix, Neuchâtel (Switzerland) at the main office of the Employer. The Employer may request the Employee to travel in the course of the Employment in order to perform his obligations and duties under the Employment Agreement, but such travel shall be limited and reasonably agreed among the Employer and the Employee in advance.

Article 29: COMPENSATION

29.1	Base Salary

The Employee shall receive an annual base salary of CHF 185,000 gross (the “Base Salary”), payable in twelve monthly instalments at the end of the month, plus any mandatory contributions for family and children allowances.

29.2	Bonus

The Employee shall be entitled to a discretionary bonus payment of up to twenty percent (20%) of the Base Salary (the “Bonus”) in accordance with the Employer’s bonus plan (the “Bonus Plan”) as amended from time to time by the Employer. The goals for the Bonus shall be established and mutually agreed to by the Employer and the Employee at the beginning of each fiscal year.

29.3	Acknowledgements of the Employee

(a)	Nature of Additional Payments

The Employee acknowledges and agrees that any entitlements granted and payments made in addition to the Base Salary, including, but not limited to any bonuses, participations, or gratuities of the Employer or another group company (the “Additional Payments”) are not part of the salary legally or contractually owed by the Employer and are made at full discretion of the Employer or the company granting such bonus, participation or gratuity, respectively. Any Additional Payments shall not create any obligation of the Employer or other group company to make such Additional Payments in future and shall not create any right or entitlement of the Employee to such Additional Payments in future even if paid over consecutive years and without express reservation.

(b)	Conditionality

Any Additional Payments, if any, are subject to the condition that no notice of termination has been given under this Employment Agreement by the later of the end of the respective calendar year. In case of a termination of the Employment Agreement by the Employer, this condition is deemed to be fulfilled except where the termination was made by the Employer for cause (not limited to valid reasons entitling the Employer to a termination without notice pursuant to article 337 Swiss Code of Obligations). Further conditions may be defined in the respective documents governing such Additional Payments.

29.4	No other Compensation

The Employee acknowledges and agrees that he shall not be entitled to receive any other compensation or benefit of any nature from the Employer except as expressly provided for in this Employment Agreement.

29.5	Deductions

From the salary (as defined by the applicable laws and regulations, which may include bonuses, allowances, participations and other benefits in addition to the Base Salary) any portions of Employee’s social security contributions (AHV (Old-age and surviving dependents insurance)/IV (Disability insurance)/EO (Wage compensation), ALV (Unemployment insurance), UV (Accidence insurance), premiums to pension schemes (cp. Regulations of the pension fund) and withholding taxes, if any, will be deducted and withheld by the Employer from the payments made to the Employee.

Article 30: EXPENSES

The Employee shall be entitled to reimbursement by the Employer of out-of-pocket business expenses (including mobile phone expenses) reasonably incurred by the Employee during the Employment in the performance of the Employee’s duties under this Employment Agreement, including expenses which may be charged to a company credit card, subject to (i) the submission of relevant vouchers and receipts and (ii) the compliance with the reimbursement policies of the Employer possibly established and amended from time to time. The Employee shall further be entitled to reimbursement by the Employer of out-of-pocket business expenses by the Employee during the Employment in the performance of the Employee’s duties under this Employment Agreement, absent submission of relevant vouchers and receipts, at a fixed rate of CHF 15,000 per year.

Article 31: COMPANY CAR

Throughout the course of this Employment the Employee shall be entitled to use the existing company car (Jaguar XJ8) free of charge. The Employee is entitled to use the car for private or business purposes. The Employee shall be reimbursed for petrol expenses for business as well as for private journeys. However, the reimbursement is subject to the submission of relevant vouchers and receipts. The conclusion and the expenses for the comprehensive cover insurance, the motor vehicle tax, maintenance, tires, vignette will be paid by the Employer.

Article 32: TERM AND TERMINATION

32.1	Term

The Employment shall be of a definite time (the “Employment Period”) commencing on the Commencement Date and ending on the date that is two (2) years after the Commencement Date.

32.2	Termination for Valid Reasons

The Employment Agreement may be terminated by either Party for valid reasons pursuant to Article 337 of the Swiss Code of Obligations at any time.

Article 33: WORKING TIME

The weekly working hours for the Employee are at least 40 hours per week.

The Employee shall work extra hours and overtime, if required and to the extent such work can reasonably be expected in good faith.

The Base Salary as defined in Section 13.1 hereunder includes any and all remuneration for such overtime, and the Employee shall have no entitlement to additional compensation for such overtime, whether in cash nor in kind.

Article 34: VACATION

The Employee is entitled to twenty-five (25) business days of vacation per calendar year.

The Employer has the right to determine when the Employee shall take vacation. However, the Employer shall take the Employees requests in due consideration. If the Employee requests to take vacation he shall reasonably prior to the intended vacation inform the responsible executive. In any event the Employee shall provide for suitable internal representation and he shall care for the ongoing service of important affairs during his vacation.

The vacation entitlement is based on one complete calendar year. For the year in which the Employment relationship begins or ends, the vacation entitlement is calculated pro rata temporis. The Employee shall not be entitled to retain unused vacation days in excess of an aggregate of (25) business days of vacation.

Article 35: HOLIDAYS AND COMPELLING ABSENCE

35.1	Holidays

On federal and cantonal Holidays the Employee is not obliged to work.

35.2	Compelling Absences

To the extent necessary or required, Employees are eligible to take time off for compelling reasons (as specified below).

Compelling Absences include, but are not limited to, the following events for which the time off as set forth below apply (stated in business days):

•	Marriage of Employee:	2 days

•	Attendance of wedding of a family member or close relative:	1 day

•	Birth of Employee’s child:	2 days

•	Death or illness of:

•	close family member or person living in the same household:	3 days

•	other family member:	2 day

•	close relative or friend:	1 day

•	Moving:	1 day

•	Medical or dental care:	as required

•	Public duties:	as required

Compelling Absences do not constitute a ground for a deduction of the Employees’ entitlements to the Base Salary or vacation, unless the absence exceeds the time period as set forth above.

Article 36: ILLNESS, ACCIDENT AND DEATH

36.1	Medical Certificate

If the Employee’s absence exceeds five business days, the Employee shall, as soon as practicable furnish a medical certificate. However, the Employer reserves the right to demand for a medical certificate in case of any absence, irrespective of the length of the absence. The Employer is entitled to ask the Employee to consult a medical examiner at the Employer’s expense.

36.2	Daily Allowance Insurance

If an Employee is prevented from performing the Employee’s duties arising out of or relating to the Employment due to illness (not deliberately self-inflicted by the Employee) or due to an accident (not deliberately self-inflicted by the Employee), then the Employer will continue to pay the base salary pursuant to the collective daily allowance insurance (Taggeldversicherung) of the Employer, provided that the conditions of the collective daily allowance insurance are being met and that the Employee complies with the conditions of the collective daily allowance insurance and with the directives of the Employer. In principle, the daily allowance insurance provides for the following coverage:

90% of the Base Salary during up to 730 days after a waiting period of 30 days.

During the waiting period of 30 days 100% of the Base Salary according to Section 13.1 is paid to the Employee.

The insurance premium for the daily allowance insurance is paid one half each by the Employer and the Employee.

36.3	Occupational and Non-occupational Accidents

During the Employment the Employee is insured for occupational and non-occupational accidents. Premiums for occupational accident insurance and occupational sickness insurance are paid by the Employer. Premiums for non-occupational accident insurance are paid by the Employee.

90% of the Base Salary is paid after a waiting period of 30 days.

During the waiting period of 30 days 100% of the Base Salary according to Section 13.1 is paid to the Employee.

Article 37: INTELLECTUAL PROPERTY RIGHTS

The Employer is entitled to all work results and all intellectual property created by the Employee in the course of or in connection with the employment (notwithstanding whether in pursuance or fulfilment of a contractual duty or not, whether individually or with the assistance of any other individual or entity), and all such work results, intellectual property and related rights vest irrevocably in the Employer. This transfer and assignment of work results, intellectual property and related rights is worldwide, unlimited in time, unrestricted in scope and encompasses all rights and exploitations, whether currently known or arising in the future. To the extent certain jurisdictions do not provide for the assignability of work results or intellectual property and related rights, the Employee grants to the Employer a worldwide, irrevocable, exclusive, transferable and sublicensable, royalty-free, unlimited and unrestricted license to use, modify, develop and exploit such work results, intellectual property and related rights, including the right to sub-license, is hereby granted by the Employee to the Employer. Compensation for the transfer of these Intellectual Property Rights or their licensing, respectively, is included in the Base Salary according to Section 13.1.

To the extent permitted by law, the Employee agrees no to put forward any claim regarding possible moral rights in connection with any work under this section. The Employee acknowledges that the Base Salary includes reasonable compensation for the fact that the inventions and intellectual property rights referred to above will vest in the Employer by operation of law or transfer by the Employee of such rights.

The Employee will, upon first demand of the Employer, execute any documents, declarations, deeds of assignment or similar as may be requested by the Employer for evidence or perfection of the above transfer and assignment.

Article 38: DATA PROTECTION AND PRIVACY

The Employer will comply with the Swiss Data Protection Act. The Employer will only collect personal data of the Employee insofar as necessary for the execution and performance of the Employment and the obligations resulting therefrom or if required to do so by law.

The Employee herewith agrees that personal data may be transferred to affiliated companies of the Employer and further third parties within and outside of Switzerland if such transfer is required in connection with the Employment, the execution of the Employment Agreement, the performance of any obligations resulting from the Employment, the work organization of the Employer or otherwise required by Swiss law or the laws of any other relevant jurisdiction. The Employer shall ensure that personal data will be secured against unauthorized access if a transfer is contemplated. The Employee has the right to withdraw his consent at any time.

Article 39: NON-COMPETITION AND NON-SOLICITATION

The Employee agrees that during the Employment Period and for a period of two years after termination of the Employment Period (the “Restricted Period”) he will not directly, indirectly, once, occasionally or professionally, under his name or under a third party name, on behalf of his own or on behalf of third parties compete with the Employer within the scope of its business. The Employee furthermore agrees that he will not participate in any way in any enterprise competing with the Employer, and he also agrees not to found or assist any business being active in the same line of business as the Employer. This non-compete undertaking shall be effective for the whole territory of the business activities of the Employer and each of its group companies during the Employment and at the moment of termination of the Employment.

During Restricted Period the Employee shall abstain from, directly or indirectly via any company owned or controlled by the Employee, enticing away, soliciting or interfering with (i) any personnel from the Employer or (ii) any person who is or was a client of the Employer.

In the event the Employee breaches any of the obligations pursuant to this Section Article 23: a penalty of CHF 30,000 shall be owed by the Employee to the Employer for any such breach. However, the payment of the penalty does not release the Employee from further complying with the respective obligation. In addition, the Employer reserves the right to claim compensation for damages as well as the right to the remedy of specific performance.

Article 40: CONFIDENTIALITY

The Employee will have access to confidential and proprietary information relating to the business and operations of the Employer and their clients. Such confidential and proprietary information constitutes a unique and valuable asset of the Employer and their acquisition required great time and expense. The disclosure or any other use of such confidential or proprietary information, other than for the sole benefit of the Employer, would be wrongful and would cause irreparable harm to the Employer or other group companies.

The Employee is under a strict duty to keep all confidential and proprietary information strictly and permanently confidential and, accordingly, shall not during the Employment or after termination of the Employment directly or indirectly use for any purpose other than for the sole benefit of the Employer, or disclose or permit to be disclosed to any third person or entity, any confidential or proprietary information without first obtaining the written consent of the responsible executive and the party concerned, if applicable, except if required to do so by law.

The Employee may not make any statement to the media related to confidential information, as far as he is not authorized to do so by the responsible executive.

Upon termination of this Employment Agreement for any reason, the Employee shall return to the Employer all files and any company documents concerning the business of the Employer in his possession or open to his access, including all designs, customer and price lists, printed material, documents, sketches, notes, drafts as well as copies thereof, regardless whether or not the same are originally furnished by the Employer.

The Employer reserves the right to the remedy of specific performance of the Employee’s obligations in addition to any damages.

Article 41: MISCELLEANOUS

41.1	Entire Agreement

This Employment Agreement constitutes the complete Employment Agreement between the Parties regarding its subject matter and supersedes all prior oral and/or written agreements, representations and/or communications, concerning the subject matter hereof.

41.2	Severability

If any provision of this Employment Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to this Employment Agreement to the fullest extent possible. In any event, all other provisions of this Employment Agreement shall remain valid and enforceable to the fullest extent possible.

41.3	Amendments

Any amendments or supplementation of this Employment Agreement shall require written form. The written form may be dispensed only in writing.

41.4	Governing Law and Jurisdiction

This Employment Agreement shall be construed in accordance with and governed by Swiss law (without giving effect to the principles of conflicts of law).

Any dispute, controversy or claim arising out of or in connection with this Employment Agreement, including the validity, invalidity, breach or termination thereof, and including tort claims, shall be exclusively submitted to and determined by the courts of Neuchâtel, Switzerland, without prejudice to a possible appeal to the Swiss Federal Tribunal.

41.5	Execution

The Parties have duly executed this Agreement in two originals.

41.6	Waiver

The waiver by either Party of any breach of this Agreement by the other Party shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

41.7	Survival

Sections XII through XV, inclusive, shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of this Agreement or the Employment Period.

[Signature Page Follows]

Signatures

Intersema Sensoric SA (Employer)

Place, date	[name]
[title]

Place, date	[name]
[title]

Mr. Hans-Peter Salvisberg (Employee)

Place, date	Mr. Hans-Peter Salvisberg